EX-16.1
                      Resignation of Terance L. Kelley, CPA
                         3250 W. Market St., Suite 307
                               Fairlawn, OH 44333
                             Phone #: (330) 864-2265
                              Fax #: (970) 944-8018
                           Email - tkelleyinc@aol.com


February 19, 2004

Terance L. Kelley, CPA
3250 W. Market St., Suite 307
Fairlawn,  OH 44333
Phone #: (330) 864-2265
Fax #:(970) 944-8018
Email - tkelleyinc@aol.com

Wireless Frontier Internet, Inc.
Alex Gonzales, Chairman & CEO

Dear Mr. Gonzales,

     This is to confirm that the client-auditor relationship between Wireless Frontier Internet, Inc. (Commission File Number 000-08281) and Terance Kelley, CPA has ceased as of October 31, 2003.

Sincerely,

/s/Terance Kelley, CPA
-----------------------------------
   Terance Kelley, CPA

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission